SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On October 25, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release announcing that the release of its financial results for the third quarter ended September 30, 2005 has been rescheduled from Tuesday, October 25, 2005 to Monday, November 7, 2005. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the third quarter of 2005, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: October 25, 2005	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on October 25, 2005 announcing rescheduling of the release of the financial results for the three months ended September 30, 2005.

Sunrise Telecom Reschedules Third Quarter 2005 Earnings Release
and Conference Call to November 7, 2005

- Sales anticipated to be at the high end of the previously announced range of $14 to $17 million -

SAN JOSE, Calif. — October 25, 2005 — Sunrise Telecom Incorporated (NASDAQ: SRTI) today announced that the release of its financial results for the third quarter ended September 30, 2005 has been rescheduled from Tuesday, October 25, 2005 to Monday, November 7, 2005. The change in scheduling allows the Company and its auditors more time to complete the quarter-end financial review.

Sunrise Telecom President and CEO, Paul Chang, said, “This quarter we had planned to release earnings results earlier than we had in the prior two quarters. However, the closing process in one of our international sales offices has taken longer than expected. Currently we expect third quarter sales to be at the high-end of our guidance of $14 to $17 million that we provided on August 2, 2005. We plan to announce the final third quarter results and guidance for the fourth quarter on November 7, 2005.”

Quarterly Conference Call Information

Sunrise Telecom will hold its third quarter 2005 earnings conference call on Monday, November 7, 2005 at 2:00 p.m. (PST) / 5:00 p.m. (EST). The dial-in information will be provided at a later date. This call is also being Web cast and can be accessed for listening only at the Investor Relations section of the Sunrise Telecom Web site at www.sunrisetelecom.com, by clicking on Company then Investors/Governance. An online playback of the Web cast will be available on the company's Web site following the call.

About Sunrise Telecom Incorporated

Sunrise Telecom develops testing and monitoring solutions that ensure its customers can deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The firm's feature-rich, easy-to-use solutions allow service providers to pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks, and new broadband services including wireline access, DSL, fiber optics, cable TV, cable modem, and signaling networks to ensure their customers' satisfaction. Sunrise Telecom's products maximize service technicians' effectiveness and provide advanced network monitoring to proactively identify and react to network problems before network use is disrupted. Based in San Jose, California, Sunrise Telecom distributes its products through a network of sales representatives, distributors and a direct sales force throughout Asia, Europe, and North America. For more information, visit the company's website at www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the third quarter of 2005, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Specific factors that may cause results to differ from expectations include the following: unanticipated difficulties associated with international operations; deferred sales resulting from the application of revenue recognition requirements; and unexpected adjustments to preliminary accounting figures. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

CONTACT: Sunrise Telecom Incorporated
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com